N-SAR MGO SEMI


MFS Growth Opportunities Fund, (the "Fund"), modified disclosure to it Principal Risks section regarding growth companies risk, as described in the prospectus contained in Post-Effective Amendment No. 45 to the Registration Statement (File Nos. 2-36431 and 811-2032), as filed with the Securities and Exchange Commission via EDGAR on April 29, 2005, under Rule 485 of the Securities Act of 1933. Such description is incorporated herein by reference.